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                                                                   Exhibit 10(e)


                             CONTRIBUTION AGREEMENT
                            Dated as of June 4, 1996

          This Contribution Agreement (the "Agreement") dated as of June 4, 1996, is among Main Place Funding Corporation, a Delaware corporation (the "Issuer"), and NationsBank, N.A. (South), a national banking association ("NationsBank South").


                                WITNESSETH THAT:

          WHEREAS, NationsBank South desires to transfer legal and equitable title to the FNMA certificates listed in Exhibit A attached hereto (the "FNMA Certificates") to the Issuer pursuant to the terms of this Agreement.

          NOW THEREFORE, in consideration of the premises and the mutual promises hereinafter contained, it is mutually covenanted and agreed as follows:

          1. Contribution of FNMA Certificates. NationsBank South does hereby transfer, assign, set over and otherwise convey to the Issuer all of its right, title and interest in and to the FNMA Certificates, including all interest and principal received or receivable by it on or with respect to the FNMA Certificates after the date of this Agreement.

          At the direction of the Issuer, NationsBank South hereby delivers to the Trustee or the Custodian all documents, instruments and agreements with respect to the FNMA Certificates required to be delivered by the Issuer to the Trustee or the Custodian, respectively, under the Indenture of Trust dated as of October 31, 1995 (the "Indenture"), between the Issuer and First Trust National Association, as trustee (the "Trustee"), relating to the issuance by the Issuer of its Mortgage-Backed Bonds, Series 1995-2 Due 2000. Terms used without definition herein shall have the respective meanings assigned to them in the Indenture.

          2.     Representations  and  Warranties.   NationsBank  South   hereby
represents and warrants to the Issuer as of the date of this Agreement (unless otherwise indicated) that:

               (i) the information set forth with respect to the FNMA Certificates in Exhibit A hereto is true and correct in all material respects at the date or dates respecting which such information is furnished as specified therein; and

               (ii) NationsBank South is the sole owner and holder of each FNMA Certificate, free and clear of any and all liens, pledges,

          charges or security interests of any nature and has full right and authority to sell and assign the same.

          3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law.

          4. Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one Agreement.

          IN WITNESS WHEREOF, the Issuer and NationsBank South have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                              MAIN PLACE FUNDING CORPORATION


                              By:  /s/      John E. Mack
                                   Name: John E. Mack
                                   Title:     President and Treasurer

                              NATIONSBANK, N.A. (SOUTH)


                              By:  /s/      John E. Mack
                                   Name: John E. Mack
                                   Title:     Senior Vice President